November 10, 2009

VIA EDGAR

United States Securities and Exchange Commission

Re:	Great Basin Gold Ltd. (the "Registrant")
Registration Statements on Form F-10
Consent of Expert

This letter is provided in connection with the Registrant’s Form F-10 registration statement dated November 10, 2009, and any amendments thereto, and any registration statements filed pursuant to Rule 429 of the United States Securities Act of 1933, as amended (the "Registration Statement").

On my own behalf and on behalf of S. Godden & Associates Ltd. (the "Company"), I hereby consent to the use of my name and the Company’s name in connection with reference to my and the Company’s involvement in the preparation of the following technical report (the "Technical Report"):

  Revised Technical Report entitled “June 2009 Update of the Mineral Resource Estimate for Hollister Gold Mine”, dated October 30, 2009;

and to references to the Technical Report, or portions thereof, in the Registration Statement and to the inclusion and incorporation by reference of the information derived from the Technical Report in the Registration Statement.

Yours truly,

S. GODDEN & ASSOCIATES LTD.

/s/ Stephen J. Godden

STEPHEN J. GODDEN, F.I.M.M.M.; C.ENG.,